UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/30/2007

Hoku Scientific, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51458

Delaware	99-0351487
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1075 Opakapaka St.
Kapolei, HI 96707
(Address of principal executive offices, including zip code)

808-682-7800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Amendment of Supply Agreement with Suntech Power Co., Ltd.

On June 13, 2007, Hoku Materials, Inc., a subsidiary of Hoku Scientific, Inc., entered into a supply agreement with Wuxi Suntech Power Co., Ltd., or Suntech, for the sale and delivery of polysilicon to Suntech over a ten-year period beginning in July 2009, or the Supply Agreement. On August 30, 2007, the parties amended the Supply Agreement to amend section 5.3.3, and to amend and restate section 11.5, or Amendment No. 1. Section 5.3.3 was amended to eliminate the requirement that Suntech's $45 million letter of credit be issued by Bank of China. On August 24, 2007, Suntech delivered a $45 million letter of credit issued by the Chicago branch of ABN AMRO Bank NV. Section 11.5 was amended to clarify the limitations on our ability to sell additional polysilicon products to third party customers in connection with any planned expansion of our production capacity.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1 which is attached hereto as Exhibit 10.50.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoku Scientific, Inc.

Date: August 31, 2007	By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.50	Amendment No. 1 to Supply Agreement, dated August 30, 2007, by and between Wuxi Suntech Power Co., Ltd., and Hoku Materials, Inc.